UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 29, 2012

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 – Entry into Material Definitive Agreements

Separation Agreement and General Release of Claims

On June 4, 2012, the Company entered into a separation agreement and general release of claims (the “Separation Agreement”) with Mr. Norman Blashka, who resigned from his position as Chief Financial Officer effective as of May 31, 2012.  According to the terms of the Separation Agreement, the Company agreed to provide, consistent with his employment agreement, severance benefits to Mr. Blashka including (i) six months of salary at his current base salary of $181,000 per annum, (ii) continuation of his health insurance coverage through the earlier of when Mr. Blashka is provided health benefits by a new employer or November 2012.  Additionally, any portion of previously granted options to purchase shares of the Company’s common stock which would have vested had he remained an employee of the Company will become immediately vested and exercisable.  In consideration for these severance benefits, Mr. Blashka agreed to release all claims he may have against the Company, its affiliates and agents.  The summary of the terms of the Separation Agreement set forth above is qualified in its entirety by reference to the terms of the Separation Agreement which is attached hereto as Exhibit 10.44 and incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Current Chief Executive Officer and Appointment of New Chief Executive Officer

On May 29, 2012, the Board of Directors of the Company (the “Board”) accepted the resignation of Mr. David Talbot as the Company’s Chief Executive Officer and appointed Ms. Cynthia Jeffers to serve as the Company’s Chief Executive Officer in place of Mr. Talbot, in each case effective as of May 30, 2012.

Ms. Cynthia Jeffers, age 38, has been serving as the Company's Chief Technology Officer since May 7, 2012, and will continue to hold such position. She previously served for two years as Technical Director at the Huffington Post, which was acquired by AOL Inc.  Prior to this, Ms. Jeffers worked as a researcher at Distance Lab, a technology research lab in northern Scotland.  Ms. Jeffers’ technical background includes experience with web, mobile and new and emerging platforms and she holds both a masters degree from the Interactive Telecommunications Program at New York University and a bachelors degree from Barnard College.

Resignation of Current Chief Financial Officer

On May 30, 2012, Mr. Norman Blashka submitted his resignation as the Company’s Chief Financial Officer, effective May 31, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.44	Separation Agreement between Norman Blashka and Salon Media Group, Inc., entered into on June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Cynthia Jeffers
Cynthia Jeffers
Chief Executive Officer